UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2010
Rockwell Automation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12383	25-1797617

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street Milwaukee, Wisconsin	53204

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (414) 382-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 27, 2010, the Company entered into change of control agreements with Keith D. Nosbusch, Theodore D. Crandall, Steven A. Eisenbrown, Douglas M. Hagerman and Robert A. Ruff (the “Agreements”). The Agreements will replace the Change of Control Agreements dated November 7, 2007 between the Company and the executives, which expire by their terms on September 30, 2010 (the “Old Agreements”). The Agreements become effective if there is a change of control of the Company after September 30, 2010 and before October 1, 2013. The terms and conditions set forth in the Agreements are substantially the same as those set forth in the Old Agreements (which are summarized in our most recent Proxy Statement dated December 11, 2009), except that the Agreements do not include a provision contained in the Old Agreements that entitled the executives to receive additional payments to compensate them for any excise tax imposed on change of control payments.
The foregoing description of the Agreements is not complete and is qualified in its entirety by reference to the Agreement with Mr. Nosbusch and the form of Agreement with the other officers, copies of which are filed herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
99.1 Change of Control Agreement dated as of September 27, 2010 between the Company and Keith D. Nosbusch.
99.2 Form of Change of Control Agreement dated as of September 27, 2010 between the Company and each of Theodore D. Crandall, Steven A. Eisenbrown, Douglas M. Hagerman and Robert A. Ruff.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC. (Registrant)
By:	/s/ Douglas M. Hagerman
Douglas M. Hagerman
Senior Vice President, General Counsel and Secretary
Date: September 27, 2010

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Change of Control Agreement dated as of September 27, 20010 between the Company and Keith D. Nosbusch

99.2	Form of Change of Control Agreement dated as of September 27, 2010 between the Company and each of Theodore D. Crandall, Steven A. Eisenbrown, Douglas M. Hagerman and Robert A. Ruff

(Page 4 of 4 Pages)